                                                                      EXHIBIT 11

                              CKE RESTAURANTS, INC.
                        CALCULATION OF EARNINGS PER SHARE
                     (In thousands except per share amounts)

                                                           Twelve Weeks Ended       Twenty-eight Weeks Ended
                                                           ------------------       ------------------------
                                                        August 12,    August 14,    August 12,     August 14,
                                                           1996          1995          1996           1995
                                                           ----          ----          ----           ----
PRIMARY EARNINGS PER SHARE

    Net income                                            $ 5,192       $ 2,808       $10,525       $ 4,723
                                                          =======       =======       =======       =======

    Weighted average number of common
        shares outstanding during the period               18,817        18,211        18,694        18,277

    Incremental common shares attributable
        to exercise of outstanding options                    514           156           446            86

    Repurchase of shares                                       --            --            --           (80)
                                                          -------       -------       -------       -------

            Total shares                                   19,331        18,367        19,140        18,283
                                                          =======       =======       =======       =======


                   Primary earnings per share             $   .27       $   .15       $   .55       $   .26
                                                          =======       =======       =======       =======


FULLY DILUTED EARNINGS PER SHARE

    Net income                                            $ 5,192       $ 2,808       $10,525       $ 4,723
                                                          =======       =======       =======       =======

    Weighted average number of common
        shares outstanding during the period               18,817        18,211        18,694        18,277

    Incremental common shares attributable
        to exercise of outstanding options                    514           244           526           244

    Repurchase of shares                                       --            --            --           (80)
                                                          -------       -------       -------       -------

            Total shares                                   19,331        18,455        19,220        18,441
                                                          =======       =======       =======       =======


                   Fully diluted earnings per share       $   .27       $   .15       $   .55       $   .26
                                                          =======       =======       =======       =======




                                                                              12